Exhibit 23.2

CONSENT OF RESPEC

RESPEC hereby consents to the use by Alliance Resource Partners, L.P. (the “Partnership”) and incorporation by reference into the Partnership’s Registration Statement on Form S-3 and related Prospectus, of the following Technical Report Summaries prepared by us:

●	Our Technical Report Summary with respect to Gibson South Mine, which is dated February 2022 and relating to certain coal reserves and resources as of December 31, 2021;
●	Our Technical Report Summary with respect to Tunnel Ridge Mine, which is dated February 2023 and relating to certain coal reserves and resources as of December 31, 2022;
●	Our Technical Report Summaries with respect to Henderson/Union Resources and the River View Mine, which are both dated February 2024 and relate to certain coal reserves and resources as of December 31, 2023; and
●	Our Technical Report Summary with respect to Hamilton Mine, which is dated February 2025 and relating to certain coal reserves and resources as of December 31, 2024.

We hereby further consent to the reference to our name in the Registration Statement.

RESPEC

By:/s/ Michae Ricci

Name: Michael Ricci

Title: Principal Engineer

Dated: February 27, 2025

146 East THIRD Street Lexington, KY 40508

P.O. Box 888 // Lexington, KY 40588 859.259.0959

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